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                                                                     EXHIBIT 2.2


                            MERCANTILE BANCORP, INC.

                                OUTSIDE DIRECTORS
                                STOCK OPTION PLAN

          WHEREAS, Mercantile Bancorp, Inc. "Bancorp" wishes to adopt a stock option plan for outside directors of itself and its Affiliates;

          NOW, THEREFORE, in consideration of these premises, Bancorp adopts this Mercantile Bancorp, Inc. Outside Directors Stock Option Plan.

                            Scope and Purpose of Plan

         The purpose of the Plan is to provide an incentive for outside directors of Bancorp and its Affiliates to remain in that capacity, to extend to them the opportunity to acquire a proprietary interest in Bancorp so that they will apply their best efforts for the benefit of Bancorp and its Affiliates, and to aid Bancorp and its Affiliates in attracting and retaining outside directors.

 PARAGRAPH 1.  Definitions.
               -----------

          1.1 "Act" shall mean the Securities Exchange Act of 1934, as amended or any similar or superseding statute or statutes.

          1.2 "Administrator" shall mean the Board of Directors or, if a committee is appointed pursuant to Paragraph 3 of the Plan by the Board of Directors to administer this Plan, such committee.

          1.3 "Affiliates" shall mean (a) any corporation, other than Bancorp, in an unbroken chain of corporations ending with Bancorp if each of the corporations, other than Bancorp, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than Bancorp, in an unbroken chain of corporations beginning with Bancorp if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          1.4 "Agreement" shall mean the written agreement between Bancorp and an Optionee evidencing the Option granted by Bancorp.

          1.5 "Bank" shall mean First Mercantile Bank.

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          1.6 "Bancorp" shall mean Mercantile Bancorp, Inc.

          1.7 "Board of Directors" shall mean the board of directors of Bancorp.


          1.8 "Book Value" of a share of stock on a particular date shall be determined by Bancorp's Board of Directors using Bancorp's most recent financial statements as disclosed to its regulatory reporting agency as the Board may in its discretion adjust to update to the relevant date or to reflect generally accepted accounting principles.

          1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.10 "Disability" shall mean a total and permanent disability as defined in the Bank's current long term disability plan, or, if the Bank has no long term disability plan in effect at the time of the Optionee's disability, as determined by the Administrator in its sole discretion.

          1.11 "Eligible Individual" shall mean each person who, at the time of reference, is a director of Bancorp or an Affiliate but not an employee of Bancorp, the Bank, or an Affiliate, provided, further, and without limitation, that a person's becoming an employee of Bancorp or an Affiliate, after receiving one or more Options hereunder, shall not cause a termination of his status as an Eligible Individual hereunder with respect to such Options.

          1.12 "Fair Market Value" of a share of Stock on a particular date shall be the closing price for such Stock on such date (or, if the date is not a business day, then on the next preceding business day), which shall be: (1) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price for the Stock on such exchange as reported in any newspaper of general circulation; (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations, for such day of the Stock on such system; or (iii) if neither
(i) nor (ii) is applicable, the value determined by Bancorp's Board of Directors by considering any factors that the Board may, in its sole and absolute discretion, deem appropriate, which factors may include, without limitation, (a) the impact on valuation resulting from the absence of a regular market for shares of Bancorp's Stock, and (b) the fact that Stock representing a non-controlling interest in Bancorp will generally have a discounted value attributable to its minority status. The Board shall use a third party appraiser to assist the Board in its determination of Fair Market Value.

          1.13 "Optionee" shall mean an Eligible Individual to whom an Option has been granted.

          1.14 "Options" shall mean stock options granted under this Plan that do not satisfy the requirements of section 422 of the Code.

          1.15 "Plan" shall mean this Mercantile Bancorp, Inc. Outside Directors Stock Option Plan, as it may from time to time be amended.

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          1.16 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

          1.17 "Stock" shall mean Bancorp's authorized common stock, $5.00 par value.

PARAGRAPH 2.  Stock and Maximum Number of Shares Subject to the Plan.
             -------------------------------------------------------

          2.1 Description of Stock and Maximum Shares Allocated. The Stock delivered to the Optionee upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

          Subject to the adjustments provided in Paragraph 6.5, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal, but shall not exceed the lesser of 100,000 shares or ten percent (10%) of the number of the then outstanding shares of Stock.

          2.2 Restoration of Unpurchased Shares. If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to, but not issued under, such Option shall again be available for Options granted under the Plan after such shares become available again.


PARAGRAPH 3. Administration of the Plan.
             ---------------------------

          3.1. Committee. The Plan shall be administered by the Administrator. The Board of Directors shall have the authority to establish a committee to function as Administrator. If a committee is established it shall consist of not less than three individuals appointed by the Board of Directors. In the event that the Stock is registered under Section 12 of the Act, all members of the Board of Directors, or the committee, if one has been established, shall be "disinterested persons," as defined in Rule 16b-3(d)(3) promulgated under the Act.

          3.2. Duration, Removal, Etc. If a committee has been established pursuant to Paragraph 3.1, the members of the committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the committee, or to add members to the committee. Vacancies on the committee, however caused, shall be filled by action of the Board of Directors. The Board of Directors shall have the right, in its discretion, to terminate the committee at any time and to assume the role of Administrator.

          3.3. Meetings and Actions of Administrators. The Administrator, if a committee, shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the committee shall be made by the majority vote or decisions of all of its members present at a meeting; provided, however, that

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any decision or determination reduced to writing and signed by all of the members of the committee shall be as fully effective as if it had been made at a meeting duly called and held. The committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Bank as it may deem advisable.

          If the Board of Directors is acting as Administrator, it may make determinations and decisions as Administrator in the same manner that the Board of Directors conducts other business on behalf of Bancorp.

          3.4. Administrator's Powers. Subject to the express provisions of this Plan, the Administrator shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Paragraph 6, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence; (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Administrator deems appropriate. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem such expedient or desirable to carry the Plan or Agreement into effect, and it shall be the sole and final judge of such desirability or expediency. The Administrator shall have full discretion to make all determinations on the matters referred to in this Paragraph, and such determinations shall be final, binding, and conclusive.

PARAGRAPH 4. Eligibility and Participation.
             ------------------------------

          4.1 Eligible Individuals. Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant of the Options.

          4.2 No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

PARAGRAPH 5. Grant of Options and Certain Terms of the Agreements.
             -----------------------------------------------------

         5.1 Award Criteria. The Board of Directors shall determine, in its sole discretion, which Eligible Individuals shall be granted Options under the Plan from time to time. The Board of Directors shall also determine the number of shares subject to each of such Options and shall authorize and cause Bancorp to grant Options in accordance with such determinations.

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          5.2 Grant. Each Option granted under the Plan shall be evidenced by an
Agreement, executed by Bancorp and the Eligible Individual to whom the Option is granted, incorporating such terms as the Administrator shall deem necessary or desirable. More than one Option may be granted to the same Eligible Individual and be outstanding concurrently. In the event an Eligible Individual is granted more than one Option, such grants shall be evidenced by separate Agreements. An Option is created pursuant to this Plan only when the Administrator duly issues an Agreement to the Eligible Person named in such Agreement in accordance with the terms and conditions of this Plan, and is effective only as of the date specified in such Agreement. Each Option shall vest in accordance with the provisions set forth in the Agreement pertaining to such Option. The effective date shall not precede the date on which the Board of Directors completes all actions constituting an offer of an Option to an individual, including the specification of the exercise price and the number of shares of stock to be subject to the Option.

          5.3 Forfeiture and Transferability Restrictions. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted under the Plan and for such restrictions on the transferability of shares of the Stock acquired pursuant to an Option as the Board of Directors or Administrator, in their sole and absolute discretion, shall deem proper or advisable. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of Bancorp and shareholders of Bancorp.

PARAGRAPH 6. Terms and Conditions of Options.
             --------------------------------

          All Options granted under the Plan shall comply with, be deemed to include, and be fully subject to, the following terms and conditions:

          6.1. Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

          6.2 Exercise Price. Each Agreement shall state the exercise price per share of Stock. Unless otherwise expressly provided in the Agreement pertaining to a particular Option, the exercise price per share of Stock subject to such Option shall be the Fair Market Value on the later of the date such Option is granted or is effective, as set forth in the Agreement pertaining to such Option. The stated exercise price per share of Stock is subject to the adjustments provided in Paragraph 6.5.

          6.3 Medium and Time of Payment, Method of Exercise. The exercise price of an Option shall be payable upon the exercise of the Option

              (a) in cash, or

              (b) by certified or cashier's check payable to the order of Bancorp.

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Exercise of an Option shall not be effective until the Bank has received written notice of exercise along with any other documents, certifications or other materials that may be required by the Agreement pertaining to such Option. In addition to complying with any other requirements specified in the Agreement pertaining to the Option, the notice of exercise must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. Bancorp shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

          6.4 Term, Time of Exercise, and Transferability of Options. Unless otherwise expressly provided in the particular Agreement granting an Option, an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or legal representative. Following the Optionee's death or Disability, the Option shall only be exercisable to the extent and during the time periods set forth in the particular Agreement pertaining to such Option, or, if such Agreement fails to make provision for the exercise of the Option following death or Disability, to the extent and during the time period hereinafter set forth in this Paragraph 6.4.

          The Administrator shall have the authority to prescribe in any Agreement a vesting schedule that governs when the Option becomes exercisable, except that all Options shall become fully vested and exercisable immediately upon the occurrence of a Change in Control, as defined in Paragraph 6.5. Unless the Agreement prescribes a different schedule, the following schedule shall apply.

          An Optionee shall be entitled to exercise:

               (1) an aggregate of 20% of the shares of Stock subject to the
                   Option on or after the date which is one (1) year from the effective date of the Option;

               (2) an aggregate of 40% of the shares of Stock subject to the
                   Option on or after the date which is two (2) years from the effective date of the Option;

               (3) an aggregate of 60% of the shares of Stock subject to the
                   Option on or after the date which is three (3) years from the date the Option is granted;

               (4) an aggregate of 80% of the shares of Stock subject to the
                   Option on or after the date which is four (4) years from the date the Option is granted; and

               (5) an aggregate of 100% of the shares of Stock subject to the
                   Option on or after the date "Which is five (5) years from the date the Option is granted.

For purposes of calculating the total number of shares of Stock subject to exercise at any point in time in accordance with the foregoing schedule, the following procedure governs: (1) the applicable percentage [as determined under
(1) through (5) above] is first applied to the total number of shares originally subject to the Option; and (ii) all shares of Stock previously acquired through exercise of the Option are deducted from the total number of shares calculated in (i). The

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total number of shares determined by performing the calculations specified in
(i) and (ii) is the number of shares subject to exercise at that point in time. In no event shall Optionee be entitled to acquire more than the total number of shares of Stock specified in the Agreement, as such number of shares may from time to time be adjusted pursuant to Paragraph 6.5.

          An Option shall not be transferable other than by will or the laws of descent and distribution.

          The following provisions of this Paragraph shall apply unless the Optionee's Agreement expressly provides otherwise. If an Optionee ceases to be an Eligible Individual for any reason other than death or Disability, the then exercisable portion of such Option shall terminate on the earlier of (i) the Option's stated expiration date; or (ii) the date that is ninety (90) days after the date such Optionee ceases to be an Eligible Individual. In the event that an Optionee ceases to be an Eligible Individual by reason of Disability, and the Option was exercisable on the date of such Optionee's Disability, then Optionee shall have the right to exercise the then exercisable portion of the Option until the earlier of (i) the stated expiration date of the Option, or (ii) the date which is twelve months after the date of the Optionee's Disability. In the event an Optionee ceases to be an Eligible Individual by reason of death, then Optionee's designated beneficiary shall have the right to exercise the Option until the earlier of the following: (i) the stated expiration date of the Option; or (ii) the date which is twelve months after the date of the Optionee's death. Each Optionee shall have the right to designate a beneficiary on the form provided by the Administrator. If no beneficiary has been designated by Optionee, the duly appointed representative of Optionee's estate shall have the rights of a beneficiary. Notwithstanding any other provision of this Plan, or any Agreement, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (the "Maximum Term").

          Except in the case where the Optionee ceases to be an Eligible Individual by reason of the Optionee's death, the portion of the Option that is not exercisable on the date the Optionee ceases to be an Eligible Individual shall immediately terminate and be forfeited to Bancorp on the date of such cessation. If the Optionee ceases to be an Eligible Individual by reason of death, any Options held by such Optionee shall be exercisable in full on the date such Optionee ceases to be an Eligible Individual, and no portion of an Option held by such deceased Optionee shall terminate or forfeit on the date such Optionee ceases to be an Eligible Individual.

          The Administrator shall have the authority to prescribe in any Agreement that the Option evidenced by the Agreement may be exercised in full or in part as to any number of shares subject to the Option at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Administrator may prescribe. Except as provided above, and unless otherwise provided in any Agreement, the vested portion of an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

          Within a reasonable time (or such time as may be permitted by law) after Bancorp receives written notice that the Optionee has elected to exercise all or a portion of an Option,

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such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, Bancorp shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. Except as provided in Paragraph 6.5 of this Plan or in the express terms of the applicable Agreement, the number of shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased.

          Nothing in the Plan or in any Option granted under the Plan shall require Bancorp to issue any shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Administrator based upon the advice of counsel for Bancorp, constitute a violation of the Securities Act, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, Bancorp may, as a condition precedent to the exercise of such Option, require from the Optionee (or, in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such 0ption and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to Bancorp, may be necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect, and will not result in the circumvention of Bancorp`s right of first refusal or any option to purchase Bancorp may have pursuant to this Plan or the Optionee's Agreement. Certificates for shares of Stock, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed on them, and may not be immediately transferable:

          The shares of stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exemption from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of Bancorp and its legal counsel, such sale, transfer, assignment, or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws. The shares of stock evidenced by this certificate are subject to Bancorp's right of first refusal and option to purchase as more specifically described in the Nonstatutory Option Agreement dated _________.

          6.5 Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding shares of Stock

               (a) effected without receipt of consideration by Bancorp or the Bank by reason of a stock dividend, split, combination, exchange of shares, merger, or other recapitalization in which the Bank is the surviving corporation, or

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                (b) by reason of a spin-off of a part of Bancorp or the Bank into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by Bancorp or the Bank of a separate entity,

then (1) the aggregate number and class of the reserved shares, (2) the number and class of shares subject to each outstanding Option, and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change. It is expressly agreed that a change in the number of outstanding shares of Stock resulting from Bancorp`s issuance of shares of Stock in exchange for the recipient's provision of services to Bancorp or an Affiliate shall not be deemed an event falling within the scope of subsections (a) or (b) above. In the event of a dispute concerning such adjustment, the Administrator has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional shares.

          6.6 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the Option has been duly exercised with respect to such shares and a certificate representing such shares has been issued to him. Except as provided in Paragraph 6.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property), distributions, or other rights for which the record date is prior to the date such certificate is issued.

          6.7 Modification, Extension, and Renewal of Options. Subject to the terms and conditions of, and within the limitations of, the Plan, the Administrator may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). The Administrator may not, however, without the consent of the Optionee, modify any outstanding Options so as to specify a higher or lower exercise price or number of shares. In addition, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan.

          6.8 Furnish Information. Each Optionee shall furnish to Bancorp all information requested by Bancorp to enable it to comply with any reporting or other requirements imposed upon Bancorp by or under any applicable statute or regulation.

          6.9 Obligation to Exercise. The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's ceasing to be an Eligible Individual, the unexercised portion of an Option granted under the Plan shall terminate in accordance with the provisions of Paragraph 6.4.

          6.10 Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation,

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provisions dealing with restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Administrator shall deem advisable.

PARAGRAPH 7. Remedies and Specific Performance.
             ----------------------------------

          7.1. Remedies. Bancorp shall be entitled to recover from an Optionee its reasonable attorneys' fees and expenses incurred in connection with the enforcement of the terms and provisions of the Plan or any Agreement, whether such fees and expenses are incurred in an action for specific performance, in an action seeking damages for breach or otherwise.

          7.2 Specific Performance. Bancorp shall be entitled to enforce the terms and provisions of this Paragraph, including the remedy of specific performance, in Dallas County, Texas.

PARAGRAPH 8. Duration of Plan.
             -----------------

          No Options may be granted under the Plan more than twenty (20) years after the date the Plan is adopted.

PARAGRAPH 9. Amendment and Termination of Plan.
             ----------------------------------

          The Board of Directors may at any time terminate or from time to time amend or suspend the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated.

PARAGRAPH 10. General.
              --------

          10.1. Application of Funds. The proceeds received by Bancorp upon the exercise of any Option shall be used for general corporate purposes.

          10.2. Right of Bancorp and Affiliates to Terminate Directors. Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue as a director of Bancorp or an Affiliate.

          10.3. Liability of Bancorp. Neither Bancorp, nor any of its Affiliates, directors, officers, or employees, nor any member of the Administrator, shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Administrator shall be entitled to indemnification and reimbursement by Bancorp in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit [provided such settlement is approved by independent legal counsel selected by Bancorp], and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. Nothing in this paragraph shall be deemed to limit the Optionee's liability for the payment of reasonable attorneys' fees and expenses as provided in Paragraph 7.1 hereof

          10.4. Information Confidential. As partial consideration for the granting of each Option under the Plan, the Agreement may, in the Administrator's sole and absolute discretion, provide that the Optionee shall agree with Bancorp that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Administrator, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor militating against the advisability of granting any such future Option to such individual.

          10.5. Other Benefits. Participation in the Plan shall not preclude the Optionee from eligibility for any other plans or benefits provided to Eligible Individuals.

          10.6. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Administrator may require any Optionee, or its legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a receipt for the payment and a general release of the Bank, the Administrator, the members of the Board of Directors of Bancorp, all Affiliates, or any other person or entity the Administrator may, in its direction, deem necessary or desirable.

          10.7. No Guarantee of Interests. Neither the Administrator nor Bancorp nor any Affiliate guarantees the Stock from loss or depreciation.

          10.8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by Bancorp or its Affiliates; provided, however, Bancorp or an Affiliate may recover any and all damages, fees, expenses and costs arising out of any actions taken by Bancorp or an Affiliate to enforce its rights under the Plan.

          10.9. Bancorp Records. Records of Bancorp or an Affiliate regarding the Optionee's status as an Eligible Individual shall be conclusive for all purposes under the Plan, unless determined by the Administrator to be incorrect.

          10.10. Information. Bancorp or an Affiliate shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Administrator to perform its duties and functions under the

 Plan. The Optionee authorizes Bancorp or an Affiliate to make any and all disclosures of such information and documentation to third parties to the extent that the Administrator, in its sole discretion, deems such disclosures to be necessary or desirable to (i) carry out the purposes of the Plan or any Agreement issued pursuant to the Plan or (ii) carry out its responsibilities as Administrator.

          10.11. Bancorp Action. Any action required of Bancorp relating to the Plan shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

          10.12. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

          10.13. Notices. Whenever any notice is required or permitted under the Plan, such notice must be in writing and either personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan or an Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Paragraph or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Paragraph. Bancorp or an Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with the Plan, Bancorp and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

          10.14 Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.

          10.15. Successors. The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, and distributees, upon Bancorp, its Affiliates, its successors, and assigns, and upon the Administrator, and its successors.

          10.16. Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

          10.17. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by Federal law and except to the extent that Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern. The obligation of Bancorp to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

          10.18. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read. as the singular and the singular as the plural.

PARAGRAPH 11. Effective Date.
              ---------------

          The Plan shall take effect on April 13, 1999, the date it was adopted by the Board of Directors.

          IN WITNESS WHEREOF, Mercantile Bancorp, Inc., acting by and through its duly authorized officer, has executed this Plan on this the 13th day of April, 1999.

                                         MERCANTILE BANCORP, INC.

                                         By: /s/ Roy J. Salley
                                            --------------------------------
                                         Its: President/CEO

                            MERCANTILE BANCORP, INC.

                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

          WHEREAS, on March 8, 1998 the Board of Directors of First Mercantile Bank (the "Bank") adopted the First Mercantile Bank Stock Option Plan ("the Prior Plan"); and

          WHEREAS, the Bank is wholly owned by Mercantile Delaware Bancorp, Inc. which in turn is wholly owned by Mercantile Bancorp, Inc. ("Bancorp"); and

          WHEREAS, Bancorp and the Bank both wish to convert the Prior Plan to a stock option plan of Bancorp.

          NOW, THEREFORE, in consideration of these premises, the Prior Plan is replaced by this Mercantile Bancorp, Inc. Amended and Restated Stock Option Plan (except for options outstanding under the Prior Plan).

                            Scope and Purpose of Plan

          The purpose of the Plan is to provide an incentive for key employees of the Bank to remain in the service of the Bank, to extend to them the opportunity to acquire a proprietary interest in the Bancorp so that they will apply their best efforts for the benefit of the Bancorp and its Affiliates, and to aid the Bancorp and its Affiliates in attracting and retaining key personnel.

PARAGRAPH 1. Definitions.
             ------------

          1.1 "Act" shall mean the Securities Exchange Act of 1934, as amended or any similar or superseding statute or statutes.

          1.2 "Administrator" shall mean the Board of Directors or, if a committee is appointed pursuant to Paragraph 3 of the Plan by the Board of Directors to administer this Plan, such committee.

          1.3 "Affiliates" shall mean (a) any corporation, other than Bancorp, in an unbroken chain of corporations ending with Bancorp if each of the corporations, other than Bancorp, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than Bancorp, in an unbroken chain of corporations beginning with Bancorp if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          1.4 "Agreement" shall mean the written agreement between Bancorp and an Optionee evidencing the Option granted by Bancorp.

          1.5 "Bank" shall mean First Mercantile Bank.

          1.6 "Bancorp" shall mean Mercantile Bancorp, Inc.

          1.7 "Board of Directors" shall mean the board of directors of Bancorp.

          1.8 "Book Value" of a share of stock on a particular date shall be determined by the Bancorp's Board of Directors using the Bancorp's most recent financial statements as disclosed to its regulatory reporting agency as the Board may in its discretion adjust to update to the relevant date or to reflect generally accepted accounting principles.

          1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.10 "Disability" shall mean a total and permanent disability as defined in the Bank's current long term disability plan, or, if the Bank has no long term disability plan in effect at the time of the Optionee's disability, as determined by the Administrator in its sole discretion.

          1.11 "Eligible Individuals" shall mean those employees designated by the Board of Directors, in its sole and absolute direction, as key employees of the Bank or an Affiliate.

          1.12 "Fair Market Value" of a share of Stock on a particular date shall be the closing price for such Stock on such date (or, if the date is not a business day, then on the next preceding business day), which shall be: (i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price for the Stock on such exchange as reported in any newspaper of general circulation; (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system; or (iii) if neither
(i) nor (ii) is applicable, the value determined by Bancorp's Board of Directors by considering any factors that the Board may, in its sole and absolute discretion, deem appropriate, which factors may include, without limitation, (a) the impact on valuation resulting from the absence of a regular market for shares of Bancorp's Stock, and (b) the fact that Stock representing a non-controlling interest in Bancorp will generally have a discounted value attributable to its minority status. The Board shall use a third party appraiser to assist the Board in its determination of Fair Market Value if the Optionee so requests in writing.

          1.13 "Optionee" shall mean an Eligible Individual to whom an Option has been granted.

          1.14 "Options" shall mean stock options granted under this Plan that do not satisfy the requirements of section 422 of the Code.

          1.15 "Plan" shall mean this Mercantile Bancorp, Inc. Amended and Restated Stock Option Plan, as it may from time to time be further amended.

          1.16 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

          1.17 "Stock" shall mean Bancorp's authorized common stock, $5.00 par value.

PARAGRAPH 2. Stock and Maximum Number of Shares Subject to the Plan.
             -------------------------------------------------------

          2.1 Description of Stock and Maximum Shares Allocated. The Stock delivered to the Optionee upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

          Subject to the adjustments provided in Paragraph 6.5, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal, but shall not exceed the lesser of 120,000 shares or twenty percent (20%) of the number of the then outstanding shares of Stock.

          2.2 Restoration of Unpurchased Shares. If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to, but not issued under, such Option shall again be available for Options granted under the Plan after such shares become available again.

PARAGRAPH 3. Administration of the Plan.
             ---------------------------

          3.1. Committee. The Plan shall be administered by the Administrator. The Board of Directors shall have the authority to establish a committee to function as Administrator. If a committee is established it shall consist of not less than three individuals appointed by the Board of Directors. In the event that the Stock is registered under Section 12 of the Act, all members of the Board of Directors, or the committee, if one has been established, shall be "disinterested persons," as defined in Rule 16b-3(d)(3) promulgated under the Act.

          3.2. Duration, Removal, Etc. If a committee has been established pursuant to Paragraph 3.1, the members of the committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the committee, or to add members to the committee. Vacancies on the committee, however caused, shall be filled by action of the Board of Directors. The Board of Directors shall have the right, in its discretion, to terminate the committee at any time and to assume the role of Administrator.

          3.3. Meetings and Actions of Administrators. The Administrator, if a committee, shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the committee shall be made by the majority vote or decisions of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the committee shall be as fully effective as if it had been made at a meeting duly called and held. The committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Bank as it may deem advisable.

          If the Board of Directors is acting as Administrator, it may make determinations and decisions as Administrator in the same manner that the Board of Directors conducts other business on behalf of Bancorp.

          3.4. Administrator's Powers. Subject to the express provisions of this Plan, the Administrator shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Paragraph 6, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence; (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Administrator deems appropriate. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem such expedient or desirable to carry the Plan or Agreement into effect, and it shall be the sole and final judge of such desirability or expediency. The Administrator shall have full discretion to make all determinations on the matters referred to in this Paragraph, and such determinations shall be final, binding, and conclusive.

PARAGRAPH 4. Eligibility and Participation.
             ------------------------------

          4.1 Eligible Individuals. Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant of the Options.

          4.2 No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

PARAGRAPH 5. Grant of Options and Certain Terms of the Agreements.
             -----------------------------------------------------

          5.1 Award Criteria. The Board of Directors shall determine, in its sole discretion, which Eligible Individuals shall be granted Options under the Plan from time to time. The Board of Directors shall also determine the number of shares subject to each of such Options and shall authorize and cause the Bancorp to grant Options in accordance with such determinations.

         5.2 Grant. Each Option granted under the Plan shall be evidenced by an Agreement, executed by Bancorp and the Eligible Individual to whom the Option is granted, incorporating such terms as the Administrator shall deem necessary or desirable. More than one Option may be granted to the same Eligible Individual and be outstanding concurrently. In the event an Eligible Individual is granted more than one Option, such grants shall be evidenced by separate Agreements. An Option is created pursuant to this Plan only when the Administrator duly issues an Agreement to the Eligible Person named in such Agreement in accordance with the terms and conditions of this Plan, and is effective only as of the date specified in such Agreement. Each Option shall vest in accordance with the provisions set forth in the Agreement pertaining to such Option. The effective date shall not precede the date on which the Board of Directors completes all actions constituting an offer of an Option to an individual, including the specification of the exercise price and the number of shares of stock to be subject to the Option.

         5.3 Forfeiture and Transferability Restrictions. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted under the Plan and for such restrictions on the transferability of shares of the Stock acquired pursuant to an Option as the Board of Directors or Administrator, in their sole and absolute discretion, shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Optionee render substantial services to the Bank or an Affiliate for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Bank and shareholders of Bancorp.

 PARAGRAPH 6. Terms and Conditions of Options.
              -------------------------------

         All Options granted under the Plan shall comply with, be deemed to include, and be fully subject to, the following terms and conditions:

         6.1 Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

         6.2 Exercise Price. Each Agreement shall state the exercise price per share of Stock. Unless otherwise expressly provided in the Agreement pertaining to a particular Option, the exercise price per share of Stock subject to such Option shall be the Fair Market Value on the later of the date such Option is granted or is effective, as set forth in the Agreement pertaining to such Option. Notwithstanding the previous sentence, the exercise price of an Option granted concurrently with the adoption of this Plan shall be $10.00 per share. The stated exercise price per share of Stock is subject to the adjustments provided in Paragraph 6.5.

         6.3 Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price of an Option shall be payable upon the exercise of the Option

             (a) in cash, or

             (b) by certified or cashier's check payable to the order of
                 Bancorp.

 Exercise of an Option shall not be effective until the Bank has received written notice of exercise along with any other documents, certifications or other materials that may be required by the Agreement pertaining to such Option. In addition to complying with any other requirements specified in the Agreement pertaining to the Option, the notice of exercise must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. Bancorp shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

         The Administrator may, in its discretion, require an Optionee to pay to Bancorp at the time of exercise of an Option (or portion of an Option) the amount that Bancorp deems necessary to satisfy its or an Affiliate's obligation to withhold Federal, state, or local income, Federal Insurance Contributions Act ("FICA"), and other taxes incurred by reason of the exercise. If the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Administrator may, in its discretion, require an Optionee to place shares of Stock purchased under the Option in escrow for the benefit of the Bancorp or an Affiliate until such time as Federal income or other tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant to the exercise. At such later time, the Administrator, in its discretion, may require an Optionee to pay to Bancorp the amount that Bancorp deems necessary to satisfy its or an Affiliate's obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Bancorp, such shares of Stock shall be released from escrow to the Optionee.

         6.4 Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in this Plan and in the particular Agreement granting an Option, an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or legal representative. Following the Optionee's death or Disability, the Option shall only be exercisable to the extent and during the time periods set forth in the particular Agreement pertaining to such Option, or, if such Agreement fails to make provision for the exercise of the Option following death or Disability, to the extent and during the time period hereinafter set forth in this Paragraph 6.4.

         The Administrator shall have the authority to prescribe in any Agreement a vesting schedule that governs when the Option becomes exercisable, except that all Options shall become fully vested and exercisable immediately upon the occurrence of a Change in Control, as defined in Paragraph 6.5. Unless the Agreement prescribes a different schedule, the following schedule shall apply.

         An Optionee shall be entitled to exercise:

             (1) an aggregate of 20% of the shares of Stock subject to the
                 Option on or after the date which is one (1) year from the effective date of the Option;

             (2) an aggregate of 40% of the shares of Stock subject to the
                 Option on or after
                 the date which is two (2) years from the effective date of the Option;

             (3) an aggregate of 60% of the shares of Stock subject to the
                 Option on or after the date which is three (3) years from the date the Option is granted;

             (4) an aggregate of 80% of the shares of Stock subject to the
                 Option on or after the date which is four (4) years from the date the Option is granted; and

             (5) an aggregate of 100% of the shares of Stock subject to the
                 Option on or after the date which is five (5) years from the date the Option is granted.

 For purposes of calculating the total number of shares of Stock subject to exercise at any point in time in accordance with the foregoing schedule, the following procedure governs: (i) the applicable percentage [as determined under
 (1) through (5) above] is first applied to the total number of shares originally subject to the Option; and (ii) all shares of Stock previously acquired through exercise of the Option are deducted from the total number of shares calculated in (i). The total number of shares determined by performing the calculations specified in (i) and (ii) is the number of shares subject to exercise at that point in time. In no event shall Optionee be entitled to acquire more than the total number of shares of Stock specified in the Agreement, as such number of shares may from time to time be adjusted pursuant to Paragraph 6.5.

         An Option shall not be transferable other than by will or the laws of descent and distribution.

         The following provisions of this Paragraph shall apply unless the Optionee's Agreement expressly provides otherwise. If an Optionee ceases to be an Eligible Individual for any reason other than death or Disability, the then exercisable portion of such Option shall terminate on the earlier of (i) the Option's stated expiration date; or (ii) the date that is ninety (90) days after the date such Optionee ceases to be an Eligible Individual. In the event that an Optionee ceases to be an Eligible Individual by reason of Disability, and the Option was exercisable on the date of such Optionee's Disability, then Optionee shall have the right to exercise the then exercisable portion of the Option until the earlier of (i) the stated expiration date of the Option, or
 (ii) the date which is twelve months after the date of the Optionee's Disability. In the event an Optionee ceases to be an Eligible Individual by reason of death, then Optionee's designated beneficiary shall have the right to exercise the Option until the earlier of the following: (i) the stated expiration date of the Option; or (ii) the date which is twelve months after the date of the Optionee's death. Each Optionee shall have the right to designate a beneficiary on the form provided by the Administrator. If no beneficiary has been designated by Optionee, the duly appointed representative of Optionee's estate shall have the rights of a beneficiary. Notwithstanding any other provision of this Plan, or any Agreement, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (the "Maximum Term").

         Except in the case where the Optionee ceases to be an Eligible Individual by reason of the Optionee's death, the portion of the Option that is not exercisable on the date the Optionee ceases to be an Eligible
 Individual shall immediately terminate and be forfeited to Bancorp on the date of such cessation. If the Optionee ceases to be an Eligible Individual by reason of death, any

 Options held by such Optionee shall be exercisable in full on the date such Optionee ceases to be an Eligible Individual, and no portion of an Option held by such deceased Optionee shall terminate or forfeit on the date such Optionee ceases to be an Eligible Individual.

         The Administrator shall have the authority to prescribe in any Agreement that the Option evidenced by the Agreement may be exercised in full or in part as to any number of shares subject to the Option at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Administrator may prescribe. Except as provided above, and unless otherwise provided in any Agreement, the vested portion of an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

         Within a reasonable time (or such time as may be permitted by law) after Bancorp receives written notice that the Optionee has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, Bancorp shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. Except as provided in Paragraph 6.5 of this Plan or in the express terms of the applicable Agreement, the number of shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased.

         Nothing in the Plan or in any Option granted under the Plan shall require Bancorp to issue any shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Administrator based upon the advice of counsel for Bancorp, constitute a violation of the Securities Act, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, Bancorp may, as a condition precedent to the exercise of such Option, require from the Optionee (or, in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to Bancorp, may be necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect, and will not result in the circumvention of Bancorp's right of first refusal or any option to purchase Bancorp may have pursuant to this Plan or the Optionee's Agreement. Certificates for shares of Stock, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed on them, and may not be immediately transferable:

     The shares of stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exemption from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of Bancorp and its legal counsel, such sale, transfer, assignment, or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws. The shares of stock evidenced by this certificate are subject to Bancorp's right of first refusal and option to purchase as more specifically described in the Nonstatutory Option Agreement dated

         6.5 Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding shares of Stock

             (a) effected without receipt of consideration by Bancorp or the Bank by reason of a stock dividend, split, combination, exchange of shares, merger, or other recapitalization in which the Bank is the surviving corporation, or

             (b) by reason of a spin-off of a part of Bancorp or the Bank into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by Bancorp or the Bank of a separate entity, then (1) the aggregate number and class of the reserved shares, (2) the number and class of shares subject to each outstanding Option, and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change. It is expressly agreed that a change in the number of outstanding shares of Stock resulting from Bancorp's issuance of shares of Stock in exchange for the recipient's provision of services to Bancorp or an Affiliate shall not be deemed an event falling within the scope of subsections (a) or (b) above. In the event of a dispute concerning such adjustment, the Administrator has full discretion to determine the resolution of the dispute. Such determination shall be final, binding; and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional shares.

         6.6 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the Option has been duly exercised with respect to such shares and a certificate representing such shares has been issued to him. Except as provided in Paragraph 6.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property), distributions, or other rights for which the record date is prior to the date such certificate is issued.

         6.7 Modification, Extension, and Renewal of Options. Subject to the terms and conditions of, and within the limitations of, the Plan, the Administrator may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). The Administrator may not, however, without the consent of the Optionee, modify any outstanding Options so as to specify a higher or lower exercise price or number of shares. In addition, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan.

          6.8 Furnish Information. Each Optionee shall furnish to Bancorp all information requested by Bancorp to enable it to comply with any reporting or other requirements imposed upon Bancorp by or under any applicable statute or regulation.

          6.9 Obligation to Exercise: Termination of Employment. The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's termination of employment with Bancorp or an Affiliate, the unexercised portion of an Option granted under the Plan shall terminate in accordance with the provisions of Paragraph 6.4.

          6.10 Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, provisions dealing with restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Administrator shall deem advisable.

 PARAGRAPH 7. Remedies and Specific Performance.
              ---------------------------------

          7.1. Remedies. Bancorp shall be entitled to recover from an Optionee its reasonable attorneys' fees and expenses incurred in connection with the enforcement of the terms and provisions of the Plan or any Agreement, whether such fees and expenses are incurred in an action for specific performance, in an action seeking damages for breach or otherwise.

          7.2 Specific Performance. Bancorp shall be entitled to enforce the terms and provisions of this Paragraph, including the remedy of specific performance, in Dallas County, Texas.

 PARAGRAPH 8. Duration of Plan.
              ----------------

          No Options may be granted under the Plan more than twenty (20) years after the date the Plan is adopted.

 PARAGRAPH 9. Amendment and Termination of Plan.
              ---------------------------------

          The Board of Directors may at any time terminate or from time to time amend or suspend the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated.

 PARAGRAPH 10. General.
               -------

         10.1. Application of Funds. The proceeds received by Bancorp upon the exercise of

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

 any Option shall be used for general corporate purposes.

         10.2. Right of Bancorp and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ of the Bank or an Affiliate, or interfere in any way with the rights of the Bank or an Affiliate to terminate his employment any time.

          10.3. Liability of Bancorp. Neither Bancorp, nor any of its Affiliates, directors, officers, or employees, nor any member of the Administrator, shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Administrator shall be entitled to indemnification and reimbursement by Bancorp in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit [provided such settlement is approved by independent legal counsel selected by Bancorp], and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. Nothing in this paragraph shall be deemed to limit the Optionee's liability for the payment of reasonable attorneys' fees and expenses as provided in Paragraph 7.1 hereof

         10.4. Information Confidential. As partial consideration for the granting of each Option under the Plan, the Agreement may, in the Administrator's sole and absolute discretion, provide that the Optionee shall agree with Bancorp that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Administrator, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor militating against the advisability of granting any such future Option to such individual.

         10.5. Other Benefits. Participation in the Plan shall not preclude the Optionee from eligibility in any other stock plan of Bancorp or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which Bancorp or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

         10.6. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Administrator may require any Optionee, or its legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a receipt for the payment and a general release of the Bank, the Administrator, the members of the Board of Directors of Bancorp, all Affiliates, or any other person or entity the Administrator may, in its direction, deem necessary or desirable.

         10.7. No Guarantee of Interests. Neither the Administrator nor Bancorp nor any

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

 Affiliate guarantees the Stock from loss or depreciation.

          10.8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by Bancorp or its Affiliates; provided, however, Bancorp or an Affiliate may recover any and all damages, fees, expenses and costs arising out of any actions taken by Bancorp or an Affiliate to enforce its rights under the Plan.

          10.9. Bancorp Records. Records of Bancorp or an Affiliate regarding the Optionee's period of employment, termination of employment and the reason for such termination, leaves of absence, re-employment, and other matters shall be conclusive for all purposes under the Plan, unless determined by the Administrator to be incorrect.

          10.10. Information. Bancorp or an Affiliate shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Administrator to perform its duties and functions under the Plan. The Optionee authorizes Bancorp or an Affiliate to make any and all disclosures of such information and documentation to third parties to the extent that the Administrator, in its sole discretion, deems such disclosures to be necessary or desirable to (i) carry out the purposes of the Plan or any Agreement issued pursuant to the Plan or (ii) carry out its responsibilities as Administrator.

          10.11. Bancorp Action. Any action required of Bancorp relating to the Plan shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

          10.12. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

          10.13. Notices. Whenever any notice is required or permitted under the Plan, such notice must be in writing and either personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan or an Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Paragraph or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Paragraph. Bancorp or an Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with the Plan, Bancorp and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

          10.14 Waiver of Notice. Any person entitled to notice under the Plan may waive such

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

notice.

     10.15 Successors. The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, and distributees, upon Bancorp, its Affiliates, its successors, and assigns, and upon the Administrator, and its successors.

     10.16 Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

     10.17 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by Federal law and except to the extent that Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern. The obligation of Bancorp to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     10.18 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

PARAGRAPH 11. Effective Date.
              --------------

        The Plan shall take effect on June 1, 1999, the date it was adopted by the Board of Directors.

        IN WITNESS WHEREOF, Mercantile Bancorp, Inc., acting by and through its duly authorized officer, has executed this Plan on this the 1st day of June, 1999.


                                        MERCANTILE BANCORP, INC.

                                        By:
                                           ------------------------------
                                        Its: Executive Vice President
                                            -----------------------------



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